UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 25, 2014

CLASSIC RULES JUDO CHAMPIONSHIPS, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-167451	20-8424623
(State of other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

6204 Bevar Run
Jamesville, New York		13078
(Address of principal executive offices)		(Zip Code)

1 (315) 451-4889
Registrant’s telephone number, including area code:

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(a)   On April 25, 2014, Mr. Craig Burton presented to the Board of the Company a letter of resignation whereby he resigned from his position as Chief Executive Officer of the Company, effective at 3:15 P.M. on April 25, 2014. He will continue to serve as Secretary, Chief Financial Officer, Chief Accounting Officer and Director. Mr. Burton’s resignation was not the result of any disagreements with the Company on any matters relating to the Company’s operations, policies or practices. A copy of Mr. Burton’s resignation letter is attached hereto as Exhibit 99.1 and incorporated herein in its entirety by reference.

(c) On April 25, 2014, the stockholders of the Company holding a majority in interest of the Company’s voting equity, approved by written consent and the members of the board of directors (the “Board”) of the Company approved by unanimous written consent, (i) the acceptance of resignation of Mr. Craig Burton from his position as CEO of the Company, and (ii) the appointment of Mr. Ryan Long as Chief Executive Officer and Director of the Company.

 Mr. Ryan Long is a professional event promoter specialized in organizing high visibility events within the Entertainment industry. After working as a personal trainer to Hollywood’s elite, Mr. Long began his career as an event Promoter in the entrainment industry where he was a fundraiser for several high profile events including, among others, the “Stars & Stripes” event for the Wounded Warrior Project at the Playboy Mansion; several “Playboy Mansion Halloween” fundraiser events; and the “Save the Hollywood Sign Project” for the Trust for Public Land participants included in the fundraiser for tpl.org were Steven Spielberg, Ellen DeGeneres, and Hugh Hefner. Mr. Long developed his expertise in the non-profit arena, where he very successfully promoted several high profile fundraising events including the “Unite4 Humanity” gala with President Bill Clinton, Robert De Niro, Martin Scorsese, Alicia Keys, Selena Gomez, Sean Penn and others; and the “Leather Meets Lace” event with Jenny McCarthy for the Motorcycle Charity Associates. Mr. Long is the Executive Producer of the “Live Music Showcase” and the “Good Life Parties” ongoing series. He also serves as the Managing Partner of Fame & Philanthropy, LLC where he executive produced the “2014 Fame & Philanthropy” event hosted by James Cameron, Halle Berry, Charlize Theron and Ne-Yo. Born in Los Angeles, Mr. Long, 35, is a US citizen.

Involvement in Certain Legal Proceedings

During the past five years no director or executive officer of the company (i) has been involved as a general partner or executive officer of any business which has filed a bankruptcy petition; (ii) has been convicted in any criminal proceeding nor is subject to any pending criminal proceeding; (iii) has been subjected to any order, judgment or decree of any court permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (iv) has been found by a court, the Commission or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law.

Family Relationships

Mr. Long has no family relationship with any of the previous officers or directors of the Company.  Mr. Long has no direct or indirect financial interest in the Company or in the majority shareholder.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

Exhibit Index

Exhibit No.:	Description:

99.1	Resignation Letter of Craig Burton dated April 25, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 25, 2014	CLASSIC RULES JUDO CHAMPIONSHIPS, INC.

	By:	/s/Craig Burton
Craig Burton
Secretary, Chief Financial Officer
Chief Accounting Officer